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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) dated April 21, 2017, relating to the consolidated financial statements of BioPharmX Corporation, which appears in the Annual Report on Form 10-K of BioPharmX Corporation for the year ended January 31, 2017. We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

/s/ BPM LLP

San Jose, California
October 19, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM